Exhibit 10.5

FORM OF

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered as of February , 2021 (the “Effective Date”) by and among Thumzup Media Corporation, a Nevada corporation (“Company”), and investors whose names are set forth on Schedule I attached hereto (each a “Buyer” and collectively, the “Buyers”). Company and Buyers may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.       The Company is a recently formed pre-revenue Company with an unproven business plan to build an influencer community around a proprietary Thumzup mobile app that will generate scalable word-of mouth posts and recommendations for advertisers on social media and in the pursuit of which the Company intends to connect advertisers with individuals who are willing to promote brands, products and services online and offline.

B.       The Company and Buyers have previously agreed in principle upon a non-binding Common Stock Financing Summary of Terms (the “Term Sheet”) a copy of which is attached hereto as Exhibit A.

C.       The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

D.       The Company has prior to the acceptance of this Agreement authorized the sale and issuance of the Shares.

E.       Buyers desire to purchase from the Company, and the Company desires to issue and sell to each of the Buyers, upon the terms and conditions set forth in this Agreement, up to 1,000,000 shares of common stock (each a “Share” and collectively the “Shares) at a price of $1.00 per Share for an aggregate funding of up to $1,000,000 (the “Offering”).

F.       The Company concurrently with this Agreement shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) with each of the Buyers.

G.       This Agreement together with the Registration Rights Agreement set forth the understanding of the parties with respect to the matters contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, promises, and agreements contained herein, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1.                  Purchase Amount. Subject to the conditions set forth in this Agreement, Buyer hereby subscribes for and agrees to purchase the number of Shares indicated on the signature page hereof on the terms and conditions described herein .

2.                  Due Date; Obligation.

2.1.            The Buyer understands and acknowledges that the purchase price per Share is $1.00 for a total purchase price as set forth on the signature page hereof (the “Investment Amount”). The Buyer’s delivery of this Agreement to the Company shall be accompanied by payment for the Shares subscribed for hereunder, payable in United States Dollars, by wire transfer of immediately available funds delivered to the Company.

3.                  Use of Proceeds. The Company is a pre-revenue recently formed entity. Proceeds from this Offering will be utilized for marketing, operating and general corporate purposes. No minimum number of shares is required to be sold in this Offering and no minimum amount of funds is required to be obtained in this Offering and each hereby authorizes the utilization of the Investment Amount upon acceptance of each Buyer’s subscription.

4.                  Each Buyer’s Representations and Warranties.

As of the Closing Date, each Buyer represents and states for itself and not for any other Buyer that:

4.1       Buyer is purchasing his or its Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, each Buyer acting only for itself, does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

4.2       Accredited Investor Status. Each Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) and has provided the Company an executed copy of the accredited investor questionnaire (the “Questionnaire”) substantially in the form attached hereto as Exhibit C.

4.3       Reliance on Exemptions. Each Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

4.4       Company Information. Each Buyer and its advisors, if any, have been, and for so long as the Shares remain unregistered, restricted securities will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Shares remain unregistered, restricted securities will continue to be, afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.5       No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the Offering.

4.6       Restricted Securities. Each Buyer understands that (i) the sale or resale of the Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Shares may not be transferred unless (a) the Shares are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Shares only in accordance with this Section 4.6 and who is an Accredited Investor, (d) the Shares are sold pursuant to Rule 144, (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule 144 and further, if said Rule 144 is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer in effecting such pledge of Securities shall be not required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or otherwise.

4.7       Securities Legend. Each Buyer understands that until such time as the Shares have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue or cause to be issued a certificate for the applicable shares of Common Stock without such legend to the holder of any Security upon which it is stamped or (as requested by such holder) issue the applicable shares of Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or the Buyer provides the opinion of legal counsel to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected promptly without delay. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Buyer agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

4.8       Valid Authorization. This Agreement has been duly and validly authorized by each Buyer or has been duly executed and delivered on behalf of each Buyer, and this Agreement constitutes a valid and binding agreement of each Buyer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

4.9       Residency. Each Buyer is a resident of the jurisdiction set forth immediately below the Buyer’s name on the signature pages hereto.

4.10       Due Organization and Capacity. Each Buyer (i) if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and herein, or (ii) if an individual, has the capacity to enter into and consummate the transactions contemplated by this Agreement and other wise to carry out the obligations required of such individual Buyer hereunder.

4.11       Information. Each Buyer and its advisors if any have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares hereunder which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Shares involves a high degree of risk, including but not limited to the risk of a complete loss of such Buyer’s investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares, and it is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement. Such Buyer believes that it has received all the information such Buyer considers necessary or appropriate for deciding whether to purchase the Shares. Such Buyer understands that such discussions, as well as any information provided by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. Such Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment. The foregoing provisions of this paragraph 4.11, however, do not limit or modify the representations and warranties of the Company in this Agreement or the right of the Buyers to rely thereon.

4.12       No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

4.13       No Engagements. Such Buyer has not engaged any brokers, finders, or agents and the Company has not incurred, nor will incur, directly or indirectly, as a result of any action taken by such Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions consummated under this Agreement. Neither such Buyer, nor any of Buyer’s officers, directors, agents stockholders or partners has either directly or indirectly, including through a broker or finder (i) engaged in or received any general solicitation or (ii) published or received any advertisement in connection with the offer or sale of the Shares.

4.14       Speculative Securities; Need for Additional Capital. The Buyer acknowledges that (i) the Shares are extremely speculative, (ii) that the Company has been recently formed with no assurance that it will be able to execute upon its untested business plan to become profitable, (iii) the Company expects to continue incurring losses until such time, if ever, that it can obtain adequate advertiser support and user acceptance, (iv) the Company will require and seek to obtain additional equity or other capital to finance growth within approximately six months after completing this Offering although no assurance can be given that it will be successful in doing so and (v) even if such future financings are obtained they may be obtained on terms involving substantial dilution to then outstanding securities or may otherwise be obtained on terms not favorable to the Company’s shareholders. Buyer further acknowledges that the offering price per share of $1.00 has been arbitrarily determined by management and should not be considered an indication of the actual value of the Shares. Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Offering, and has so evaluated the merits and substantial risks of such investment including a risk of complete loss. The Buyer has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the Offering. Buyer is able to bear the economic risk of an investment in the Shares, has no immediate need for liquidity in its investments and, at the present time, is able to afford a complete loss of such investment.

5.                  Representations and Warranties of the Company. The Company represents and warrants to each Buyer (a) as of the date of this Agreement (except for representations and warranties that speak as of a particular date which shall be true and correct in all material respects as of such dates) that:

5.1.            The Company is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

5.2.            Company has operated, and is operating, in compliance with all material laws, rules and regulations applicable to Company’s business, and currently possesses all material permits, licenses and approvals necessary to conduct Company’s business as currently conducted and as proposed to be conducted in the future.

5.3.            Company has the power and authority to perform the transactions and its obligations as contemplated under this Agreement.

5.4.            The execution, delivery and performance by Company of its obligations under the Agreement, and consummation by Company of the transactions contemplated thereby:

5.4.1.      have been duly authorized and executed by all necessary authorizations, approvals and consents of Company, its officers and directors, its shareholders, and any applicable third parties or governmental agencies or authorities;

5.4.2.      does not and will not contravene or cause Company to be in default under (I) Company’s organizational or governing documents, (II) any material contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting Company or Company’s business or property, or (III) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting Company or Company’s property;

5.4.3.      does not and will not result in or require the creation of any adverse claim upon or with respect to any of the property of Company (other than those in favor of Buyers as contemplated hereunder); and

5.4.4.      are valid and binding obligations of Company, enforceable against Company in accordance with their respective terms except as enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

5.5.            As of December 31, 2020, the authorized capital stock of the Company consists of: 100,000,000 authorized shares of Common Stock, $0.001 par value, of which 5,000,000 shares were issued and outstanding ) and no authorized shares of preferred stock. All of such outstanding shares of capital stock of the Company, are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except for senior convertible notes in the aggregate principal amount of $215,000 placed by the Company during November 2020, with a due date in November 2021, that bear interest at eight percent per year and are convertible into shares of common stock at $0.11 per share (the “Senior Notes”), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by transactions contemplated in this Agreement. The Company has furnished to the Buyers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company, including the Senior Notes, and the material rights of the holders thereof in respect thereto.

5.6.            Company owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company as currently carried on. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. The Company has not received any notice alleging any such infringement of, license or similar fees for, or conflict with, any asserted Intellectual Property Rights of others. Company further represents that (i) there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property Rights owned by the Company and the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate; and (v) no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company. All material technical information developed by and belonging to the Company which has not been disclosed in a filed patent application has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

5.7.            All licenses for the use of the Intellectual Property are in full force and effect in all material respects and are enforceable by the Company and the other parties thereto, in accordance with their terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and the Company has not, and to the Company’s knowledge, no other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

5.8.            The unaudited financial statements of Company listed in Schedule 5.8 attached hereto and incorporated herein by this reference are materially accurate and not misleading as of the date hereof.

5.9.            Company currently has no judgments of any kind against it or its properties.

5.10.        Company is not currently involved in any litigation or governmental (including any judicial) proceedings or investigations of any kind.

5.11.        The Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof

5.12.        The Company understands and acknowledges the potentially dilutive effect of to the common stock of the Company upon the conversion of the Senior Notes by the holders thereof into common stock (the “Conversion Shares”). The Company further acknowledges that its obligation to issue, upon conversion of the Senior Note, the Conversion Shares, in accordance with this Agreement, and the Senior Notes are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

5.13.        The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority

5.14.        The Senior Notes collectively are intended to be a senior debt obligation of the Company, with priority in payment and performance over all existing and future indebtedness of the Company, except for the Company’s preexisting obligations. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

5.15.        There has been since inception no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

5.16.        Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect, except as described in Schedule 5.16 attached hereto. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect, except as previously disclosed in SEC filings of the Company.

5.17.        Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.18.        All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

5.19.        The Company acknowledges and agrees that the Buyers are acting (i) severally and not jointly, and (ii) solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers’ purchase of the Shares. The Company further represents to the Buyers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

5.20.        Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers.

5.21.        The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

5.22.        The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

5.23.        There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any of its Subsidiaries’ liquidity or the availability of or requirements for their capital resources.

5.24.        Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending, or to the knowledge of the Company, threatened against the Company, the Shares or any of the Company’s officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company. There has not been and to the knowledge of the Company there is not pending or contemplated, any investigation by the SEC or other United States governmental agency involving the Company or any current or former director or officer of the Company.

6.                  The Company’s Covenants. The Company hereby covenants and agrees as follows:

6.1.            For so long as the Shares remain restricted securities not registered under the 1933 Act or are not transferred to persons who are not Buyers, the Company shall deliver to Buyers (i) within one hundred twenty (120) days after the end of each fiscal year of the Company, unaudited (or, if available, audited) annual financial statements, (ii) within forty-five (45) days after the end of each fiscal quarterly period, unaudited quarterly financial statements, and (iii) such other information related to financial condition, business prospects, or corporate affairs of the Company as may from time be reasonably requested. All financial statements provided by Company after the date hereof shall be materially accurate and not misleading as of the date so provided. Company shall promptly provide Buyers with updated financial statements if there are any material changes to the financial condition reflected in the most recent statements provided to Buyers.

6.2.            For a period of three (3) years after the date of this Agreement Company shall retain a transfer agent and registrar acceptable to the Buyers.

6.3.         The Company shall not materially alter the organizational structure, business, operations, officers or ownership of Company without first obtaining the reasonable consent of Buyers, which consent shall not be unreasonably withheld or delayed.

6.4.            The Company shall promptly notify Buyers in the event that Company becomes involved or threatened with any litigation or any governmental (including judicial) proceedings or investigations of any kind.

6.5.            The Company shall operate in accordance with all of its material permits, licenses and approvals, and all material laws, rules and regulations of any kind applicable to the Company’s business or affairs.

6.6.            The Company shall ensure all material inventions, software, code and intellectual property that is utilized by Company, incorporated into Company’s products or important to Company’s business shall be and remain the sole and exclusive property of Company.

7.                  Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, without regard to its conflicts of laws rules. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Superior Court of the State of California, sitting in Los Angeles, California and of the United States District Court of the Central District of California, and any California appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating thereto or arising therefrom, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be exclusively heard and determined in such California State court or, to the extent permitted by applicable law, in such California federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement or otherwise shall affect any right that Buyers may otherwise have to bring any action or proceeding relating to this Agreement against Company or its properties in the courts of any jurisdiction. Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or Registration Rights Agreement in any court referred to in this Section 7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of any purported inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to this Agreement, in the manner provided for notices (other than telecopy or email) herein. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

8.                  Notices. Unless otherwise specifically provided herein, any approval, disapproval, demand, document or other notice or communication (“Notice”) required or permitted to be given hereunder shall be in writing and may be served (a) personally, or (b) by commercial delivery or private courier service, or (c) by Federal Express or other national overnight delivery service, or (d) by registered or certified mail (return receipt requested, postage prepaid), or (e) by telecopy or facsimile transmission, to the respective addresses and numbers specified below (or such other address for Notice as any Party may provide to the other Party from time to time pursuant to a validly delivered Notice hereunder), which Notice shall be effective (i) upon personal delivery, (ii) the next business day after delivery to Federal Express or other national overnight delivery service for next day delivery to the appropriate address, (iii) when received as indicated by the date on the return invoice or receipt showing delivery, or (iv) when sent by telecopy or facsimile, with written proof of either transmittal to and receipt by the other party or the failure of such transmission to the number designated by such party in this Section being established mechanically by the sender at the time of transmittal or attempted transmittal. Any delivery by facsimile in which all attempted facsimile transmissions failed shall be followed on the next business day by one of the other methods of notice set forth in this Section. Notice of change of any address or fax numbers shall be given by written notice in the manner detailed in this Section or by email at the addresses set forth in this Section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to constitute receipt of the Notice. All Notices to Buyers shall be copied via email to Buyers at the address specified below. The parties’ addresses for Notices are as follows:

If to Buyers: Address set forth on signature page below

If to Company: Thumzup Media Corporation

711 Carson Street, Suite 4
Carson City, Nevada 89701
Attention: Robert Steele, Chief Executive Officer
Email: robert@thumzupmedia.com

9.                  Miscellaneous.

a.                   This Agreement and the Registration Rights Agreement constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and therein and supersede all prior or contemporaneous agreements, representations and understandings of the parties, express or implied, oral or written. This Agreement may not be amended or modified in any way except in a writing signed by each of the parties hereto. Company may not assign its obligations under this Agreement without the prior written consent of Buyers, which may be granted, conditioned or withheld in Buyers’ sole discretion. All provisions herein shall be construed in all cases as a whole according to their fair meaning, neither strictly for nor against either Company or Buyers and without regard for the identity of the party preparing the same. Company agrees to cooperate in good faith with Buyers and its agents and representatives in all aspects of accomplishing the intent of this Agreement, including but not limited to signing additional documents and taking other actions as may be reasonably necessary or proper for such purpose. No agency, partnership, joint venture or other relationship is intended hereby, and no Party shall be deemed the agent, servant, employee, partner or joint venturer of ant other Party. Company and Buyers shall not, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. Any date that falls on a legal holiday or weekend shall not be extended until the next business day. Without limiting Buyers’ rights or remedies provided herein or available at law or in equity, the term of this Agreement shall extend until all Obligations are paid in full and Company performs all obligations that are required under this Agreement.

b.                  This Agreement shall be deemed to be jointly drafted by the Company and the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

c.                   In the event that any provision of this Agreement, or any other agreement or instrument delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, or any other agreement, certificate, instrument or document contemplated hereby or thereby.

d.                  This Agreement, the Registration Rights Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor to any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by a Buyer.

e.                   This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Buyers and their successors and assigns. Each transferee of the Buyers must be an “Accredited Investor” under the federal securities laws.

f.                    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

g.                  The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of any of the Buyers. The Company agrees to indemnify and hold harmless the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

h.                  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

i.                    In consideration of the Buyers’ execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement or the Senior Notes, the Company shall defend, protect, indemnify and hold harmless the Buyers and their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, , (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, , or (ii) the status of the Buyer or holder of the Shares as an investor in the Company pursuant to the transactions contemplated by this Agreement.

j.                    No failure or delay on the part of the Buyer in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Buyer existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

k.                  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:	Buyers:

Thumzup Media Corporation

By:	By:
Name: Robert Steele, Chief Executive Officer	Name: Address: Shares Purchased at $1 per share: Investment Amount:

SCHEDULE I

Buyers

EXHIBIT B

Form of Registration Rights Agreement

(Separately provided)

EXHIBIT C

Form of

Accredited Investor Questionnaire

(Separately Provided)

EXHIBIT D

Thumzup Media Corporation Wire Instructions